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PRINCIPAL AMOUNT:  $48,300,000                   LOAN DATE:  NOVEMBER 7, 2000
INTEREST RATE: 15.8% (COMPOUNDED QUARTERLY)      MATURITY DATE: UPON DEMAND NOT
                                                 TO EXCEED 7 YEARS FROM THE LOAN
                                                 DATE


                               PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, SALEM COMMUNICATIONS CORPORATION ("Maker") agrees as follows:

     1. Maker promises to pay to SALEM COMMUNICATIONS HOLDING CORPORATION ("Payee") at 4880 Santa Rosa Road, Suite 300, Camarillo, California, or at such other place as Payee shall direct, FORTY EIGHT MILLION THREE HUNDRED THOUSAND DOLLARS ($48,300,000) or such amount as may then be outstanding, together with interest thereon, upon the written demand of Payee. Any unpaid interest hereunder shall be treated as additional principal and interest thereon shall be compounded quarterly.

         (a) The rate of interest ("Interest Rate") on the principal amounts owed pursuant to this Promissory Note ("Note") shall be 15.8% which is to accrue in the first three years as paid-in-kind in the form of additional principal and thereafter in the form of cash pay; provided, under no circumstances will the interest rate on this Note be greater than the maximum amount of interest allowed by applicable law.

         (b) Subject to the terms and conditions of the Credit Agreement, Maker will pay this loan upon demand. The inclusion of specific default provisions or rights of Payee shall not preclude Payee's right to declare payment of all principal and interest under this Note due upon Payee's demand.

     2. The unpaid principal amount of this Note, together with all interest accrued thereon shall, at the option of Payee, become immediately due and payable in case any one of the following events occur (an "Event of Default"):

         2.1 Maker shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, composition, arrangement, readjustment of debt, dissolution, liquidation of relief or debtors.

         2.2 Maker shall commence any case, proceeding or other action seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or (ii) Maker shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against Maker any case, proceeding or other action of a nature referred to in clause (i), above, which (A) results in an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unhanded for a period of sixty (60) days; or
(iv) there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any

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substantial part of its assets which results in the entry of an order or any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (b) Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), (iii) or (iv) above; or (vi) Maker shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vii) Maker shall conceal, remove, or permit to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or make or suffer a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall make any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall suffer or permit, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof.

     3. No delay or omission on the part of Payee in exercising any right or option herein given to it shall impair such right or option or be considered as a waiver thereof or acquiescence in any default hereunder.

     4. Maker waives presentment, demand, notice of dishonor and protest and consents to any and all extensions and renewals hereof without notice.

     5. This instrument shall be construed in accordance with the laws of the State of California.

     6. This instrument may be prepaid in whole or in part at any time without penalty.

     7. Maker, its directors, officers, employees, members, and agents will have no personal liability for any deficiency under this instrument.

     8. In the event a suit or action is filed to enforce this Note or with respect to this Note, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorneys' fees at the trial level and on appeal.

IN WITNESS WHEREOF, the Maker has executed this instrument as of this 7th day of November, 2000.

PAYEE:

SALEM COMMUNICATIONS CORPORATION



_________________________________
Jonathan L. Block
Vice President